Exhibit 99.1
Telos Corporation Announces Second Quarter Results: Reports $32.9 Million of Revenue and 37.6% Gross Margin, and Raises Midpoint of Full-Year Guidance
•Reported Second Quarter Results Above High End of Guidance Range
•Delivered $32.9 Million of Revenue, Reflecting Outperformance by Security Solutions
•Generated 37.6% Gross Margin; Expanded Gross Margin 36 Basis Points Year-over-Year in the First Half of 2023
•Improved GAAP Net Loss by 43% Year-over-Year
Ashburn, Va. – August 9, 2023 – Telos Corporation (NASDAQ: TLS), a leading provider of cyber, cloud and enterprise security solutions for the world’s most security-conscious organizations, today announced financial results for the second quarter 2023.
“We executed effectively in the second quarter and delivered results above the high end of our guidance range,” said John B. Wood, chairman and CEO, Telos. “New business wins and management cost actions, including the restructuring plan announced earlier this year, enabled us to produce these results. We remain focused on rebuilding and growing our backlog and core revenue base by strengthening our business development operation and pipeline, and aligning investments in our solutions portfolio to the demands of the end markets and customers we know best.”

Second Quarter 2023 Financial Highlights
	2Q 2023	2Q 2022
	(in millions, except per share data)
Revenue	$32.9	$55.8
Gross Profit	$12.4	$20.9
Gross Margin	37.6%	37.5%
GAAP Net Loss	$(8.0)	$(14.2)
Adjusted Net (Loss)/Income [1]	$(1.9)	$2.8
EBITDA[1]	$(7.8)	$(12.5)
Adjusted EBITDA[1]	$—	$4.5
Adjusted EBITDA Margin[1]	(0.1%)	8.1%
GAAP EPS	$(0.12)	$(0.21)
Adjusted EPS [1]	$(0.03)	$0.04
Weighted-average Shares of Common Stock Outstanding	69.4	67.9
Cash Flow from Operations	$(4.1)	$7.9
Free Cash Flow [1]	$(8.6)	$5.4
1 Adjusted EBITDA, Adjusted EBITDA Margin, EBITDA, Adjusted Net (Loss)/Income, Adjusted EPS and Free Cash Flow are non-GAAP financial measures. Refer to "Non-GAAP Financial Measures" below.
Selected Second Quarter Business Highlights:
•Received Xacta® renewals with several prominent customers, including the Central Intelligence Agency, the U.S. Department of the Treasury, the U.S. Department of the Interior, the Office of Naval Intelligence, the National Archives and Records Administration, the U.S. Environmental Protection Agency, Oracle and SAP.
•Received new Xacta orders from the National Aeronautics and Space Administration, the Virginia Department of Education and the National Endowment for the Arts.
•Received two new Automated Message Handling System (AMHS) orders - one from a foreign government customer and one from a federal government customer. Also secured several contract renewals, including with the Drug Enforcement Administration and the U.S. Department of the Treasury.
•Received a new contract award for Telos Advanced Cyber Analytics (Telos ACA) software and services from a federal government customer.
•Achieved key operational milestones on the TSA PreCheck® program:
◦The official Telos PreCheck website is operational: (https://tsaprecheckbytelos.tsa.dhs.gov/).
◦The Company has seven TSA PreCheck enrollment sites open across four states.

Financial Outlook:
	3Q 2023	Full Year 2023
		Prior	Updated
Revenue	$30 - $34 Million	$115 - $140 Million	$122 - $137 Million
YoY Growth	(53%) - (47%)	(47%) - (35%)	(44%) - (37%)
Adjusted EBITDA[1]	($8) - ($6) Million	($27) - ($17) Million	($19) - ($14) Million
1Adjusted EBITDA is a non-GAAP financial measure. Refer to "Non-GAAP Financial Measures" below.
This guidance consists of forward-looking statements and actual results may differ materially. Refer to the Forward-Looking Statements section below for information on the factors that could cause the Company’s actual results to differ materially from these forward-looking statements. Adjusted EBITDA is a non-GAAP financial measure. The Company has not provided the most directly comparable GAAP measure to this forward-looking non-GAAP financial measure because certain items are out of the Company’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking Adjusted EBITDA is not available without unreasonable effort.

Webcast Information
Telos will host a live webcast to discuss its second quarter 2023 financial results at 8:30 a.m. Eastern Time today, August 9, 2023. To access the webcast, visit https://register.vevent.com/register/BIdff7ad92777d40cea48d25dcc333e744. Related presentation materials will be made available on the Investors section of the Company’s website at https://investors.telos.com. In addition, an archived webcast will be available approximately two hours after the conclusion of the live event on the Investors section of the Company’s website.

Forward-Looking Statements
This press release contains forward-looking statements which are made under the safe harbor provisions of the federal securities laws. These statements are based on the Company’s management’s current beliefs, expectations and assumptions about future events, conditions, and results and on information currently available to them. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in the Company’s filings and reports with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Reports on Form 10-Q, as well as future filings and reports by the Company, copies of which are available at https://investors.telos.com and on the SEC’s website at www.sec.gov.
Although the Company bases these forward-looking statements on assumptions that its management believes are reasonable when made, the Company cautions the reader that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. Given these risks, uncertainties, and other factors, many of which are beyond its control, the Company cautions the reader not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date of such statement and, except as required by law, the Company undertakes no obligation to update any forward-looking statement publicly, or to revise any forward-looking statement to reflect events or developments occurring after the date of the statement, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures
In addition to Telos' results determined in accordance with U.S. GAAP, Telos believes the non-GAAP financial measures of EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income/(Loss), Adjusted Earnings Per Share ("EPS") and Free Cash Flow are useful in evaluating operating performance. Telos believes that this non-GAAP financial information, when taken collectively with GAAP results, may be helpful to readers of the financial statements because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each of these non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.
The Company uses the following non-GAAP financial measures (a) to understand and evaluate Telos’ core operating performance and trends, (b) to prepare and approve the Company’s annual budget, (c) to develop short-term and long-term operating plans, and (d) to evaluate the performance of certain management personnel when determining incentive compensation. Telos believes these non-GAAP financial measures facilitate the comparison of the Company’s operating performance on a consistent basis between periods by excluding certain items that may, or could, have a disproportionately positive or negative impact on the Company’s results of operations in any particular period. When viewed in combination with the Company’s results prepared in accordance with GAAP, these non-GAAP financial measures help provide a broader picture of factors and trends affecting the Company’s results of operations.
EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income/(Loss), Adjusted EPS and Free Cash Flow are supplemental measures of operating performance that are not made under GAAP and do not represent, and should not be considered as an alternative to, Net Income/(Loss), Net Income/(Loss) Margin, Earnings per Share, or Net Cash Flows provided by/(used in) operating activities, as determined by GAAP.

The Company defines EBITDA as net (loss)/income, adjusted for non-operating expense/(income), interest expense, (benefit from)/provision for income taxes, and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, adjusted for stock-based compensation expense and restructuring expenses/(adjustments). The Company defines EBITDA Margin, as EBITDA as a percentage of total revenue. The Company defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue. The Company defines Adjusted Net Income/(Loss) as net income/(loss), adjusted for non-operating expense/(income), stock-based compensation expense and restructuring expenses/(adjustments). The Company defines Adjusted EPS as Adjusted Net Income/(Loss) divided by the weighted-average number of common shares outstanding for the period. Free Cash Flow is defined as net cash provided by/(used in) operating activities, less purchases of property and equipment, and capitalized software development costs.
EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income/(Loss), Adjusted EPS and Free Cash Flow each has limitations as an analytical tool, and you should not consider any of them in isolation, or as a substitute for analysis of results as reported under GAAP. Among other limitations, EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income/(Loss), Adjusted EPS and Free Cash Flow each does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments, does not reflect the impact of certain cash charges resulting from matters considered not to be indicative of ongoing operations, and does not reflect income tax expense or benefit. Other companies in the Company’s industry may calculate Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income/(Loss), Adjusted EPS and Free Cash Flow differently than Telos does, which limits its usefulness as a comparative measure. Because of these limitations, neither EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income/(Loss), Adjusted EPS nor Free Cash Flow should be considered as a replacement for Net Income/ (Loss), Net Income/(Loss) Margin, Earnings per Share, or Net Cash Flows Provided by Operating Activities, as determined by GAAP, or as a measure of profitability. Telos compensates for these limitations by relying primarily on the Company’s GAAP results and using non-GAAP measures only for supplemental purposes.

About Telos Corporation
Telos Corporation (NASDAQ: TLS) empowers and protects the world’s most security-conscious organizations with solutions for continuous security assurance of individuals, systems, and information. Telos’ offerings include cybersecurity solutions for IT risk management and information security; cloud security solutions to protect cloud-based assets and enable continuous compliance with industry and government security standards; and enterprise security solutions for identity and access management, secure mobility, organizational messaging, and network management and defense. The Company serves commercial enterprises, regulated industries and government customers around the world.
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Media:
media@telos.com
Investors:
InvestorRelations@telos.com

TELOS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

	(in thousands, except per share amounts)
Revenue – services	$28,947	$50,270	$60,481	$98,378
Revenue – products	3,964	$5,521	7,652	$7,573
Total revenue	32,911	55,791	68,133	105,951
Cost of sales – services	19,008	31,436	38,276	61,167
Cost of sales – products	1,544	3,426	4,016	4,984
Total cost of sales	20,552	34,862	42,292	66,151
Gross profit	12,359	20,929	25,841	39,800
Selling, general and administrative expenses
Sales and marketing	1,793	4,741	3,436	9,993
Research and development	2,646	4,489	5,479	9,919
General and administrative	17,387	25,735	39,363	50,291
Total selling, general and administrative expenses	21,826	34,965	48,278	70,203
Operating loss	(9,467)	(14,036)	(22,437)	(30,403)
Other income	1,649	118	4,145	130
Interest expense	(184)	(187)	(433)	(377)
Loss before income taxes	(8,002)	(14,105)	(18,725)	(30,650)
Provision for income taxes	(22)	(54)	(45)	(125)
Net loss	$(8,024)	$(14,159)	$(18,770)	$(30,775)

Net loss per share:
Basic	$(0.12)	$(0.21)	$(0.27)	$(0.45)
Diluted	$(0.12)	$(0.21)	$(0.27)	$(0.45)

Weighted-average shares outstanding:
Basic	69,424	67,876	68,804	67,717
Diluted	69,424	67,876	68,804	67,717

TELOS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2023	December 31, 2022

	(in thousands, except per share amount and share data)
Assets:
Cash and cash equivalents	$103,447	$119,305
Accounts receivable, net	34,290	40,069
Inventories, net	1,767	2,877
Prepaid expenses	7,321	4,819
Other current assets	1,850	893
Total current assets	148,675	167,963
Property and equipment, net	3,842	4,787
Finance lease right-of-use assets, net	7,222	7,832
Operating lease right-of-use assets, net	326	341
Goodwill	17,922	17,922
Intangible assets, net	37,814	37,415
Other assets	1,059	1,137
Total assets	$216,860	$237,397
Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and other accrued liabilities	$16,506	$22,551
Accrued compensation and benefits	9,862	8,388
Contract liabilities	6,138	6,444
Finance lease obligations – current portion	1,660	1,592
Operating lease obligations – current portion	350	361
Other financing obligations – current portion	—	1,247
Other current liabilities	3,317	4,919
Total current liabilities	37,833	45,502
Finance lease obligations – non-current portion	10,406	11,248
Operating lease liabilities – non-current portion	—	27
Other financing obligations – non-current portion	—	7,211
Deferred income taxes	782	758
Other liabilities	303	297
Total liabilities	49,324	65,043
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 250,000,000 shares authorized, 69,466,777 shares and 67,431,632 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	108	106
Additional paid-in capital	426,656	412,708
Accumulated other comprehensive income	(53)	(55)
Accumulated deficit	(259,175)	(240,405)
Total stockholders’ equity	167,536	172,354
Total liabilities and stockholders’ equity	$216,860	$237,397

TELOS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

	(in thousands)
Cash flows from operating activities:
Net loss	$(8,024)	$(14,159)	$(18,770)	$(30,775)
Adjustments to reconcile net loss to cash (used in)/provided by operating activities:
Stock-based compensation	7,745	17,076	17,244	33,007
Depreciation and amortization	1,696	1,505	3,121	2,910
Deferred income tax provision	12	13	24	25
Accretion of discount in acquisition holdback	—	11	2	23
Loss on disposal of fixed assets	—	1	1	1
Provision for doubtful accounts	28	(29)	117	66
Amortization of debt issuance costs	18	—	35	—
Gain on early extinguishment of other financing obligations	—	—	(1,427)	—
Changes in other operating assets and liabilities:
Accounts receivable	383	7,088	5,662	9,102
Inventories	(137)	(1,533)	1,111	(2,383)
Prepaid expenses, other current assets, other assets	(2,518)	239	(3,445)	(3,324)
Accounts payable and other accrued payables	(1,766)	(107)	(6,255)	567
Accrued compensation and benefits	129	(76)	(235)	419
Contract liabilities	(1,065)	(2,237)	(307)	(1,582)
Other current liabilities	(614)	91	(1,091)	76
Net cash (used in)/provided by operating activities	(4,113)	7,883	(4,213)	8,132
Cash flows from investing activities:
Capitalized software development costs	(4,398)	(2,339)	(8,198)	(5,134)
Purchases of property and equipment	(47)	(95)	(270)	(641)
Net cash used in investing activities	(4,445)	(2,434)	(8,468)	(5,775)
Cash flows from financing activities:
Payments under finance lease obligations	(392)	(359)	(775)	(710)
Payment of tax withholding related to net share settlement of equity awards	(64)	—	(1,584)	(2,886)
Repurchase of common stock	—	(2,603)	(139)	(2,603)
Payment of DFT holdback amount	—	—	(564)	—
Payments for debt issuance costs	—	—	(114)	—
Net cash used in financing activities	(456)	(2,962)	(3,176)	(6,199)
Net change in cash, cash equivalents, and restricted cash	(9,014)	2,487	(15,857)	(3,842)
Cash, cash equivalents, and restricted cash, beginning of period	112,595	120,233	119,438	126,562
Cash, cash equivalents, and restricted cash, end of period	$103,581	$122,720	$103,581	$122,720

Non-GAAP Financial Measures
(Unaudited)

Reconciliation of Net Loss to EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin
	For the Three Months Ended				For the Six Months Ended
	June 30, 2023		June 30, 2022		June 30, 2023		June 30, 2022
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin

	(dollars in thousands)
Net loss	$(8,024)	(24.4) %	$(14,159)	(25.4) %	$(18,770)	(27.5) %	$(30,775)	(29.0) %
Other income	(1,649)	(5.0) %	(118)	(0.2) %	(4,145)	(6.1) %	(130)	(0.1) %
Interest expense	184	0.5%	187	0.3%	433	0.6%	377	0.4%
Provision for income taxes	22	0.1%	54	0.1%	45	0.1%	125	0.1%
Depreciation and amortization	1,696	5.2%	1,505	2.7%	3,121	4.5%	2,910	2.7%
EBITDA (Non-GAAP)	(7,771)	(23.6) %	(12,531)	(22.5) %	(19,316)	(28.4) %	(27,493)	(25.9) %
Stock-based compensation expense (1)	7,745	23.5%	17,076	30.6%	17,244	25.3%	33,007	31.1%
Restructuring expenses/(adjustments) (2)	(3)	— %	—	— %	1,197	1.8%	—	— %
Adjusted EBITDA (Non-GAAP)	$(29)	(0.1) %	$4,545	8.1%	$(875)	(1.3) %	$5,514	5.2%
(1) The stock-based compensation adjustment to EBITDA is made up of stock-based compensation expense for the awarded restricted stock units (“RSUs”), performance-based restricted stock units (“PSUs”) and stock options, and of other sources. Stock-based compensation expense for the awarded RSUs, PSUs and stock options was $5.7 million and $13.6 million for the three and six months ended June 30, 2023, respectively, and $16.4 million and $30.7 million for the three and six months ended June 30, 2022, respectively. Stock-based compensation from other sources was $2.1 million and $3.7 million for the three and six months ended June 30, 2023, respectively, and $0.7 million and $2.3 million for the three and six months ended June 30, 2022, respectively. The other sources of stock-based compensation consist of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, it is the Company’s discretion whether this compensation will ultimately be paid in stock or cash. The Company has the right to dictate the form of these payments up until the date at which they are paid. Any change to the expected payment form would result in out-of-quarter adjustments to this add back to Adjusted EBITDA.
(2) The restructuring expenses/(adjustments) to EBITDA include severance and other related benefit costs (including outplacement services and continuing health insurance coverage), external consulting and advisory fees related to implementing the restructuring plan.

Reconciliation of Net Loss to Non-GAAP Adjusted Net (Loss)/Income and Adjusted EPS
	For the Three Months Ended				For the Six Months Ended
	June 30, 2023		June 30, 2022		June 30, 2023		June 30, 2022
	Adjusted Net (Loss)/Income	Adjusted Earnings Per Share	Adjusted Net (Loss)/Income	Adjusted Earnings Per Share	Adjusted Net (Loss)/Income	Adjusted Earnings Per Share	Adjusted Net (Loss)/Income	Adjusted Earnings Per Share

	(in thousands, except per share data)
Net loss	$(8,024)	$(0.12)	$(14,159)	$(0.21)	$(18,770)	$(0.27)	$(30,775)	$(0.45)
Adjustments:
Other income	(1,649)	(0.02)	(118)	—	(4,145)	(0.06)	(130)	—
Stock-based compensation expense (1)	7,745	0.11	17,076	0.25	17,244	0.25	33,007	0.48
Restructuring expenses/(adjustments) (2)	(3)	—	—	—	1,197	0.01	—	—
Adjusted net (loss)/income (Non-GAAP)	$(1,931)	$(0.03)	$2,799	$0.04	$(4,474)	$(0.07)	$2,102	$0.03
Weighted-average shares of common stock outstanding, basic	69,424		67,876		68,804		67,717
(1) The stock-based compensation adjustment to Net (Loss)/Income is made up of stock-based compensation expense for the awarded RSUs, PSUs and stock options, and of other sources. Stock-based compensation expense for the awarded RSUs, PSUs and stock options was $5.7 million and $13.6 million for the three and six months ended June 30, 2023, respectively, and $16.4 million and $30.7 million for the three and six months ended June 30, 2022, respectively. Stock-based compensation from other sources was $2.1 million and $3.7 million for the three and six months ended June 30, 2023, respectively, and $0.7 million and $2.3 million for the three and six months ended June 30, 2022, respectively. The other sources of stock-based compensation consist of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, it is the Company’s discretion whether this compensation will ultimately be paid in stock or cash. The Company has the right to dictate the form of these payments up until the date at which they are paid. Any change to the expected payment form would result in out-of-quarter adjustments to this add back to Adjusted Net (Loss)/Income.
(2) The restructuring expenses/(adjustments) to net loss include severance and other related benefit costs (including outplacement services and continuing health insurance coverage), external consulting and advisory fees related to implementing the restructuring plan.

Free Cash Flow
	For the Three Months Ended		For the Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

	(in thousands)
Net cash (used in)/provided by operating activities	$(4,113)	$7,883	$(4,213)	$8,132
Adjustments:
Purchases of property and equipment	(47)	(95)	(270)	(641)
Capitalized software development costs	(4,398)	(2,339)	(8,198)	(5,134)
Free cash flow (Non-GAAP)	$(8,558)	$5,449	$(12,681)	$2,357